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                             CERTIFICATE OF ACCURACY

This is to certify that the translation described below is, to the best of our knowledge and belief, a true and accurate rendition of the original document.

Job Number:                         96282
                                    -----

Job Name:                           WACHTELL, LIPTON, ROSEN & KATZ
                                    ------------------------------

Job Description:                    HR 71151 SEPT 27 2006
                                    ---------------------

Language from:  SPANISH                     into:  ENGLISH
                -------                            -------

Date:  NOVEMBER 27, 2006                    /S/ PAUL M. MARTINEZ
       ------------------------------------------------------------------------
                                            Paul M. Martinez
                                            Project Manager
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STATE OF NEW YORK, COUNTY OF KINGS

Subscribed and sworn to before me
this date of November 27, 2006



/s/ Robert J. Mazza
NOTARY PUBLIC

               ROBERT J. MAZZA
      Notary Public, State of New York
               No. 02MA5057911
          Qualified in Kings County
      Commission Expires April 1, 2010

            A Member of the International Family of Bowne Companies

                                                            Jorge Vega-Penichet
                                                            General Secretary






                                                    September 27, 2006 - Madrid

Dear Sirs:

         In accordance with the provisions of Stock Exchange Act 24, Art. 82 of Law /1988 July 28, ACCIONA, S.A. declares the following:

                              RELEVANT INFORMATION

         ACCIONA, S.A. has contracted for financial coverage to neutralize the risk of fluctuation in the price of acquisition of 1.318% of the share capital of ENDESA, S.A. in case the price deviates from (euro)34.79.

         This contract is in addition to the one declared on Relevant Fact No 71074 dated September 26, 2006, thus bringing the total financial coverage to date up to 5.01% of the share capital of ENDESA, S.A.

         Sincerely,


         Jorge Vega-Penichet Lopez
         Secretary of the Board
         ACCIONA, S.A.



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